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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 28, 2006

                                 Glowpoint, Inc.
             (Exact name of registrant as specified in its Charter)



         Delaware                      0-25940              77-0312442
         --------                      -------              ----------
(State or other jurisdiction         (Commission            (I.R.S Employer
        of incorporation)            File Number)           Identification No.)


225 Long Avenue Hillside, NJ                                      07205
-----------------------------                                     -----
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code   (973) 282-2000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On March 2, 2006, Glowpoint, Inc. announced the promotion of Michael Brandofino to Chief Operating Officer with principal responsibility for the implementation and management of the Company's corporate restructuring plan announced at the same time. Mr. Brandofino will also continue to serve as the Company's Chief Technology Officer. The Company also announced that Rod Dorsey, Executive Vice President and Chief Financial Officer of Glowpoint since December 2004, will be leaving Glowpoint in April 2006, to pursue other opportunities. Edwin F. Heinen, 54, Glowpoint's Vice President, Controller since March 2, 2005, will become the acting Chief Financial Officer upon Mr. Dorsey's departure. Prior to joining Glowpoint, Mr. Heinen was the Chief Financial Officer of Communications Network Enhancement, Inc., a private audio conferencing company, from September 2001 to February 2005. Prior thereto, he was the Chief Accounting Officer at Wall Street Rarities. A copy of the press release announcing the changes in management is attached to this Form 8-K as Exhibit 99.1

ITEM 8.01 OTHER EVENTS

On March 2, 2006, Glowpoint announced a corporate restructuring plan designed to reduce ongoing expenses with the goal of being cash flow positive by the end of fiscal 2006, or earlier if additional items currently under consideration are adopted. A copy of the press release announcing the restructuring plan is attached to this Form 8-K as Exhibit 99.1

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired. Not Applicable.

(b)      Pro Forma Financial Information. Not Applicable.

(c)      Exhibits

         Exhibit No.       Description
         -----------       -----------

         Exhibit 99.1      Press release dated March 2, 2006
                           announcing GlowPoint's changes in management and corporate restructuring.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GLOWPOINT, INC.

                                 BY: /s/ David C. Trachtenberg
                                     -------------------------
                                     David C. Trachtenberg
                                     Chief Executive Officer and President
Date: March 2, 2006








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